UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Better Home & Finance Holding Company
(Name of Registrant as Specified in Its Charter)
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On August 17, 2026, Better Home & Finance Holding Company (the “Company”) issued the following press release.

BETTER HOME & FINANCE HOLDING COMPANY CALLS ON FORMER CEO VISHAL GARG TO END HIS DISRUPTIVE CAMPAIGN AND ALLOW THE COMPANY TO MOVE FORWARD
Notes that Garg Has Failed to Garner Sufficient Support from Public Shareholders to Remove Directors
Believes Garg’s Actions Are Harming the Company, Its Employees and Business Prospects

NEW YORK — August 17, 2026 — Better Home & Finance Holding Company (NASDAQ: BETR) (“Better” or the “Company”) today called upon its former Chief Executive Officer Vishal Garg to end his disruptive campaign to regain his CEO position and replace a majority of the Board of Directors (the “Board”). The Company issued the following statement:
Two weeks ago, with Vishal Garg not participating in the decision, the Board unanimously voted to remove Mr. Garg as CEO and begin a search for a new leader to guide the next phase of the Company’s growth. Mr. Garg initially accepted that decision and willingly stepped down but has seemingly come to regret his acquiescence.
Mr. Garg is now waging a costly and distracting campaign to replace the Board, reverse its decision and return himself to an executive role at the Company.
The Board calls on Mr. Garg to end his revenge campaign.
Mr. Garg has aggressively solicited shareholders in an effort to secure their support and has done so by misrepresenting facts and in a manner that clearly violates federal securities laws. Despite this improper and unlawful solicitation, Mr. Garg does not have the votes required to implement his boardroom coup—even including the substantial voting power associated with his own super-voting Class B shares.
Mr. Garg’s deluge of press releases and media appearances do reflect his longstanding pattern: he is, as always, focused on himself, making big promises and taking unnecessary risk – and failing to execute.
Meanwhile, Mr. Garg’s reprisal campaign has real consequences. He has recklessly revealed Better’s confidential information and, in doing so, created unnecessary risk for the Company’s plans, business relationships and key strategic initiatives.
The record under Mr. Garg’s prior leadership is stark: since 2022, Better accumulated more than $1.5 billion in losses, while its publicly traded shares lost more than 90% of their value. Outside of Better, his record is no better. A jury once found Mr. Garg in breach of his fiduciary duties (and liable for “conversion,” which is a form of theft) and several of the country’s largest financial institutions sued Mr. Garg for “flagrant self-dealing.”
Most importantly, the duly elected Board carefully considered Mr. Garg’s performance and conduct and concluded that he is unfit to be the leader for Better. No media tour or attacks on Better, its employees or its directors can change that independent judgment.
If Mr. Garg has even half the affection for Better that he professes, he should recognize the damage his campaign is causing the Company he founded—and recognize the campaign’s futility. It is time for Better to move forward with new leadership and for Mr. Garg to accept the judgment of the independent directors.
Shareholders do not need to take any action at this time.

ABOUT BETTER HOME & FINANCE
Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Better has leveraged its industry-leading AI platform, Tinman®, to achieve its singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first AI loan agent built exclusively for the mortgage industry, revolutionizes the homebuying journey by answering questions, delivering approvals, comparing products, processing rate locks, and moving their loan application along to closing 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage and home equity loans. Better serves customers in all 50 US states and the United Kingdom.
For more information, follow @betrmortgage on X and @betterdotcom on Instagram and TikTok.
FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical fact should be considered forward-looking statements, including, without limitation, statements and expectations regarding the Company's leadership transition. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
Important Additional Information and Where to Find It
The Company intends to file a preliminary consent revocation statement with the U.S. Securities and Exchange Commission (the "SEC"), together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com).
Participants in the Solicitation
The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation.  Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's definitive proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026 (under the headings "Ownership of Our Common Stock," "Director Compensation" and "Executive Compensation"), in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on

March 13, 2026, and in Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on July 22, 2026 for each of Michael Farello (available here) and Hugh R. Frater (available here); May 21, 2026 for Vishal Garg (available here); August 6, 2026 for Daniel Lewis (available here);  and July 22, 2026 for each of Arnaud Massenet (available here), Bhaskar Menon (available here), Prabhu Narasimhan (available here), and Harit Talwar (available here).  To the extent any such person's holdings of the Company's securities have changed since the filings identified above, such changes have been or will be reflected in Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the consent revocation statement and other materials to be filed by the Company with the SEC. These documents may be obtained free of charge from the sources indicated above.
Contacts
For investor relations related inquiries, please reach out to ir@better.com.
For press and media related inquiries, please reach out to comms@better.com.

On August 17, 2026, Daniel Lewis, Interim Chief Executive Officer of the Company, sent the following communication to employees of the Company.

Team,

We know the last week has been challenging. We recognize that the public discussion surrounding Better has been uncomfortable and distracting. We understand many of you have questions about what these developments mean for the Company and for our path forward.

Despite the rhetoric, there is significant agreement among the Board, myself and Vishal on the issues that matter most to Better’s future.

We all strongly believe in Better’s mission and the importance of making home ownership better, faster and cheaper for all. We also share enormous confidence in Better’s products, technology and people. We know that Better has a bright future ahead, with many opportunities for long-term growth and profitability.

The Board believes that Better has reached a point in its evolution where it needs to move beyond the founder-led era and transition to professional leadership that can build on what we have created and guide the Company through its next phase of growth. I am grateful that the Board has entrusted me to lead the Company as Interim CEO at this critical time. Better has the products, technology and distribution capabilities to define the next era of finance, and I will work diligently to help ensure that the Company reaches its full potential.

We understand that leadership transitions can bring uncertainty, especially when they play out publicly. But the fundamentals of Better have not changed. Our mission is as important as ever; our technology and platform remain unparalleled; our team members remain talented and dedicated; and our opportunity to build a growing, profitable and durable company remains intact.

We ask everyone to remain focused on what you do best: serving our customers and partners and pursuing our mission with focus, integrity and energy.

We have retained a dedicated team of experienced advisors to assist us with this matter, allowing our leadership team and employees to remain focused on our key operational objectives. The Board and executive leadership team will manage the public relations, shareholder engagement and other issues associated with the current situation. We do not want those matters to distract the broader organization from the important work we have underway.

As this situation develops, you will hear from me directly. I am also available to answer any questions you may have.

Thank you for your professionalism, resilience and continued commitment to Better. We have a great deal to accomplish together, and we remain confident in the future of this Company.

Important Additional Information and Where to Find It
The Company intends to file a preliminary consent revocation statement with the U.S. Securities and Exchange Commission (the "SEC"), together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com).
Participants in the Solicitation
The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation.  Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's definitive proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026 (under the headings "Ownership of Our Common Stock," "Director Compensation" and "Executive Compensation"), in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 13, 2026, and in Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC on July 22, 2026 for each of Michael Farello (available here) and Hugh R. Frater (available here); May 21, 2026 for Vishal Garg (available here); August 6, 2026 for Daniel Lewis (available here);  and July 22, 2026 for each of Arnaud Massenet (available here), Bhaskar Menon (available here), Prabhu Narasimhan (available here), and Harit Talwar (available here).  To the extent any such person's holdings of the Company's securities have changed since the filings identified above, such changes have been or will be reflected in Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the consent revocation statement and other materials to be filed by the Company with the SEC. These documents may be obtained free of charge from the sources indicated above.